Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

COMPUTERSHARE TRUST COMPANY OF CANADA

(Exact name of trustee as specified in its charter)

CANADA	Not Applicable
(Jurisdiction of incorporation or organization if not a U.S	(I.R.S. Employer Identification Number)
national bank)

100 University Avenue, 11th Floor,
Toronto, Ontario, Canada, M5J 2Y1
(416) 263-9200
(Address of principal executive offices)

COMPUTERSHARE TRUST COMPANY, N.A.

Jerry Urbanek, Corporate Trust Manager, Corporate Trust US

8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129

(781) 856-7020

(Name, address and telephone number of agent for services)

ATLANTIC POWER CORPORATION

(Exact name of obligor as specified in its charter)

BRITISH COLUMBIA, CANADA	55-0886410
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

One Federal Street, Floor 30, Boston, Massachusetts, 02110

(Address of principal executive offices)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Superintendent of Financial Institutions (OSFI), 255 Albert Street, Ottawa, Ontario, K1A 0H2, Canada

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Item 15.               Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified under the Act:

The trustee filed a Form T-6, Application Under Section 310(a)(1) of the Trust Indenture Act of 1939 for Determination of Eligibility of a Foreign Person to Act as Institutional Trustee, on September 27, 2010 in connection with the Registration Statement on Form S-1/A (File No. 333-168856) filed by Atlantic Power Corporation (the “2010 Registration Statement). The order in response to the Form T-6 authorizing the trustee to act as sole trustee was deemed issued by the SEC concurrently with the effectiveness of the 2010 Registration Statement.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	Certificate of Incorporation and Articles of Incorporation of the trustee, as now in effect.

2.	By-laws of the trustee, as now in effect.

3.           A Consolidated Statement of Comprehensive Income for the period ended Q1 2020; and a Consolidated Monthly Balance Sheet as of May 31, 2020.

4.	Applicant’s consent to services of process on Form F-X.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Computershare Trust Company of Canada, a trust company organized and existing under the laws of Canada, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Toronto and Province of Ontario on the 22nd day of July, 2020.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name: Yana Nedyalkova
Title: Corporate Trust Officer

By:
Name: Robert Morrison
Title: Corporate Trust Officer

Industry Canada ،*؛؛؛،] Industria Canada Certifica؛ dé constitution Certificate of Incorporation Canada Business Corporations Act Ldi canadierine stir Ies sociétés par actions 3725529 Canada Inc. 372552-9 Corporation number-Numéro dela société Name of corporationrDénornmationae là société 1 hereby certify that the above-named corporation, thearticies ofincorporation of which are attached, was incorporated under the Canada Bvsfness：Corporations Act Je cert ؛fie que la société susmentionnée, dont les statutsconstitutifs sent joints, a été constítuée en société en vertu de la Lai canàdienne sur les sociélés par actions. ¿V February 29,2000 / le29 février-2000 Elate of Incorporation - Date de constitution Director- Directeur Canada !

CANADA BUSINESS CORPORATIONS ACT FORM 1 ARTICLES OF INCORPORATION (SECTION &) Name of eorporatipn: 3725529 Canada Inc. The place in Canada where the registered officeis to be situated:. City of Toronto, Province of Ontario The classes and any maximum number of shares that the Corporation is • authorized to issue: An unlimited number of common shares. Restrictions, if any, on share transfers: No share shall be transferred without either (a) the consent of the directors of the. Corporation expressed by； a resolution passed by the board of directors or by an instrument or instruments in witing signed by all of such directors, or (b) the consent of the holders of shares to which are attached more than 50% of the, voting rights attaching to all shares for the time being outstanding entitled to vote at such time expressed by a: resolution passed by such shareholders at a meeting duly called, and constituted for that purpose or by an instrument or instruments in writing signed by all of such shareholders. Number (or minimum and maximum number) of directors: A minimum of one (1) and a maximum of ten (10). Restrictions, if any, on business the corporation may carry on: None. Other provisions, if any: (a) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than50, Z or ihore persons, wlio are the joint registered owners of 1 or rhore shares being eo unted as 1 shareholder; Any invitation to the public to subscribe for any securities of the Corporation is prohibited; and The diiectors;may apppintone or more directors, who shall hold office for a term expiring not later than the dose of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders. (c) Incorporator: 8. Address 46 Alcina Avenue Toronto, Ontario M6G.2B8 Name Brian M. Fukier Brian M. Pukier ft„ ^>72 ^lv 2 9 2000 Cto٠٠t^ · VVA،LKERC١١U66QQ1\

Industjy Canada IndustrieCanada Certificat deModificafion Certificate ofAiaendiaent CanadaBusiness CorporatioRsAct Ldi'canadienne sur Jessdcietespar aCtidns Computcrshar،: investor Services Inc. 3-72552-9 Name：of coiporation-Dàhorainaîîon de la société I: hereby ceitiiÿit the articles of the above-nàmed corporation were amended: Corporation numberNuméro de lasociete Je certifie que les statuts de la soc'sétó susmentionneeort été modifiés: a) under section ,13 of the Canada Business Corporations Act in accordance with the attached notice; b) under section 27 of the C،w?٠d٥ Business Corporations Act as set out in the attached articles of amendment designating a series of shares; ؛0¿ a) en vertU de l'article 13 de la canadienne sur les sociétés pur Joint;¿؛ ociionsvConfonrietneat a l'avis ؛'٠¿ b) en vertu de l'artic,e27 de la canadienne sur les soc 'iâtéspar oCOra, tel qu'il est indiqué dans les clauses modificatrices ¿،Jointes désignant une série dactions ; c) enve^u de l'article 179 de la ¿or " canadienne sur les Sociétésphr ،rations¿ tel qu'llest indiqué dans les Jointes;¿؛ clau?esmodificatrices d) en vertu de l'article 191 de laioi canadieunesurlessociêtéspar actions¡ tel qU'1'1 est indiqué dans les ; claEs de réorganisation cjjomtes '٥٠ □ c) under section 179 of the سةج ٠ Business Corporaiions Act zs sti out-'in the attached articles of amendment; 0 d) under s^tion 191 oftheConl Business Corporations Act as set out in the attached articles of reorganization; D May 1,2000 / le 1 mai 2000 Date of Amendment- Date de modification Director- Directeur Canada

٠٠f Indostiy CanadaIndus!(¡؛ Canada ARTICLES OP AMENDMENT (SECtiON 27 0R17T) FORMULE 4 CLAUSES MODÍFÍCATR1CES (ARTICLES 27 OU 177) &.s؛gasnada Business jtporaÜonsAct - Name oEcorporafion - Dénom'maüóñ déla sociéte 2 -Corporallon No. - N٠icie la société 3725529 Canada Ine. 372552-9 ؛٠ - The articles of the above-named corporation are amended as follows: Les. statuts de la ؛société■ mentionnée ci-dessus sont modmès de ta façon suivante : To change tlie name of the Corporation to Computershar e Investor Services Inc. ؛1 /71 Title-Titre Ch'fì-ÌRl'VtrvtJ <0~f TH-g B٠A-&Ì> Signature Date 2000 , ١٩ April POR DEPARTOEKrAL USE ONLY- À L'USAGE OU MINtSTÉRE SEULEMENT Canada{¡ñ&jr ٩ 2'¿TZ> a ' DSG 01/2000

Industry Cana٥3 Industrie-Canada Certificai de modification Certificate of Amendment Lolcanadiennesur les sociétés par actions Canada Business Corporations Act Ccmputccshart Investor Services Inc. Scrr’iccs auxinvestisscnrsCompuicrsbarc inc. 372552-9 Coloration number-Numérodêlasociáte Is certifie que ies statuts de ía sociátè susmentionnée ort été modifiés: Na;ns of Corporation-Dénomination de la société Ihereby certi^ that thearticies of the above-named corporation were amended: en vertu de !'article a؛ 13 de la ioi cotia ٢ ة؟٠ ة ٠ ةأة1 ء ٠50 ة6 ا dienng sur oeiions, confo ؛ mement¿ I'avisci-joim b) en vertu de !'a 0ء ；' rticle 27 de la ctinadisnus mr ؛ ئ ؛ لأ 00 ة ذة par 0ل).؟ ٠ « ة 6لايةلأ ٩؛يه 1ةة： 1اااأول 6للئ clauses modificatricesci-joihtes dCslgnantune se„' ؛ e dictions c) en vertu de !'article ' 179 d'elaioi canadienne sur les stKiet٤ s par ٥c؛،'tel qu’il est indique dans les o«S٠ clausesmodificatricesci-jointes ; d) en vertu de ]'article 191 de la Lai canadieie sw les societes par nctions, tel qn'؛l est iodlqu.e dans les Clause ; sde reorganisation ci-jointes a) tinder section 13 of the Canada Business Corporations Art in accordance with the attached notice; b) under section 27 of the ( /؛س7لم 7 Business Cor^orarionsAcr as ser out in th؟ attached articles of amendment designating assries of shares؛ G □ c) under section 179 of the c،»iarf،7 Bï/si„ess COrpör٥'،،٠„s Acias set out in the attachedarticlesof amendment; ج d) under section 191 oftiie-Canada■ Business Cofporariniis Act as set our in the attached articles of reorganization; □ 7：, dune 271 ٠ ,و 200 e29؛ juia 2000 Date of Amendment - Date de Modification Director- Directeur Canada ؛

fndustryCsnada Industrie Canada ARiUlMENt (SECTION 27 OR177) FORMULEE CLAUSES MODIFICATRICES (ARTICLES 27 ou 17^ Canada Baslness Co٩3.0rat(ons'Aci l٠0٢can؟d؛snns,sur !es sociétés pa٢ actions Name of'coloration - Déno.m'i.naS'on de la société Computershare Investor Servieeslnc. 2'-Colorato No٠-٠-N" de'la.'société 372552-9 - The artides of the above-named corporation are amended as follows: Les. statuts de là société mentionnée d-dessus sont'modifiés de la façon suivante : Tke articles of the Corporation be amended to authorize the Corporation to use its corporate name in either the existing English version or in. the following French version: Sendees aux inVestìsseurs Comptiershare inc. Tills-rttrs Signature Sate Chairman. June 27,2000 R£ SEULEMSWT L'USA ذل 0 MIN,ST؛ GE 0ء ||№ خ-ىد؛ 0 ة 5سالآا|ع Canada 12 91 DSG 0١،2000

Letters Ldtmt of Continuance Loi sur les so ciétés de fiducie ei de prêt Trust andLom Companies Act Au. nom: du mïmsirc des Finances, et en vertu de l'articic 33 · d: la io/ sur les sociétés de fiducie eide prêt, ic secretaire d'État (Institutions Snancìères'jnternatiomlesj·: The Secretary of S late (international Fmincia، Institutions), on bcnalf of the. Minister of Finance and pursuant to section 33 of the Trust cmd Loan Companies Ad: ٠ proroge Computcrshare Investor Services Ine., une société consti tuée aux tonnes de la ici ؛؟،r les sociétés par actions,.comme une société sous Id me de !a Loi sur les sociétés de¿¡¿: ,fiducie.et deprêr statue que la dénomina ، tion sociale de la société .cstvSociétc de fiducie ;Computcrshare du Canada fb،e le siège de h société dans la ville de « Toronto, dans là pro vince de l'Ontario; * continues Computcrshare Investor Services Inc., a company incorporated under Canada Business Corporations Act, as ：a company under the Trust and Loan Companies Act, « declares‘ that ■he name of the company is Computcrshare Trust Company of Canada; ٠ declares that the head office of the company shall be in tire City .of Toronto, in heProvince of Ontario; and ،. declares that these letters patent arc effective on January 9,2001. • statue que ces lettres patentes entrent en vigueur le 9 janvier 2001. Date: January 9 , 2Q01 ٠ate：: Le 9 janvier 200.1 A4 (^<ày7JK)C^{ Secretary of State (International Financial Institutions) Le secrétaire d'Etat (institutions financières international es)

COMPUTERSHARE TRUST COMPANY OF CANADA

BY-LAW NO. 4, AS AMENDED AND RESTATED

Section 2.4 – Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Company by any two of the directors, Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Executive Vice-Presidents, Senior Vice-Presidents, Regional Vice- Presidents or Vice-Presidents. In addition, the board of directors or any two of the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Executive Vice-Presidents, Senior Vice-Presidents, Regional Vice- Presidents or Vice-Presidents may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

CERTIFIED to be a true and exact copy of an extract from By-Law No. 4 of the By-Laws of Computershare Trust Company of Canada, which By-Law is in full force and effect as of the date hereof.

DATED at Toronto, this                         day of                                         , 2020.

Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA. (the “Company”)

RESOLUTION REGARDING

EXECUTION OF DOCUMENTS AND COUNTERSIGNATURES

RESOLVED that pursuant to the authority of the Board of Directors under the terms of Section 2.4 of By- Law No. 4 of the Company, the Company hereby makes the following designations, which shall supersede any previous designations pursuant to such By-law:

1.	THAT for the purposes of this designation each person listed on the attached pages shall be designated as a Signing Officer of the Company as a holder of the positions set out next to his or her name for so long as each person remains an employee of the Company.

2.	THAT for the purposes of this designation the Officers and Signing Officers of the Company shall be divided into the following classes:

CLASS A	CLASS B	CLASS C

President Chief Executive Officer Chief Financial Officer Controller Executive Vice President Senior Vice President Vice President Treasurer Secretary	General Manager
Branch Manager
Corporate Trust Officer
Director, Broker Products
Director, Private Capital Solutions
Regional Manager, Service Delivery
National Manager, Private Capital Solutions
Manager, Administration
Manager, Client Relations, Private Capital Solutions
Manager, Client Services
Manager, Client Services, Communication Services
Manager, Commercial Development, Communication Services
Manager, Corporate Actions
Manager, Corporate Administration
Manager, Corporate Trust
Manager, Emerging Issuer Solutions
Manager, Employee Plans
Manager, MBS
Manager, Oil Royalties
Manager, Operations, Communication Services
Manager, Production Development, Communication Services
Manager, Registered Product Trustee Services
Manager, Stock Transfer
Manager, Stock Transfer &
Client Services
Manager, Stock Transfer & Operations
Professional, Administration
Professional, Client Services
Professional, Corporate Actions
Professional, Corporate Trust
Professional, Employee Plans
Professional, MBS
Professional, Service Delivery
Professional, Stock Transfer
Senior Relationship Manager, Private Capital Solutions
Relationship Manager
Assistant Manager, MBS
Assistant Manager, Private Capital Solutions	Associate Relationship Manager
Manager, Disbursements
Manager, Investor Services
Manager, Trade Processing
Manager, Transfer Processing
Professional, Administrative Services
Professional, Product Specialist
Professional, SEDAR
Professional, Transfers
Team Leader, Bond Administration
Team Leader, Client Services,
Communication Services
Team Leader, Corporate Actions
Team Leader, Legals
Team Leader, MBS
Team Leader, Oil Royalties
Team Leader, Research
Team Leader, Security Flow
Team Leader, Trust Investments
Administrator, Audit
Administrator, Client Services
Administrator, Corporate Actions
Administrator, Corporate Trust
Administrator, Escrows
Administrator, MBS
Administrator, Oil Royalties
Administrator, Stock Transfer
Associate Trust Officer
Senior Administrator, Private Capital Solutions

3.	THAT, any two Signing Officers listed in Class A or B, or both, or any one Class A or B Signing Officer together with one Class C Signing Officer may represent and act in the name of the Company, but only in the ordinary course of the Company’s trust and agency services business activities including, without limitation, transfer agency, record keeping, plan administration and debt trusteeship. The above mentioned Signing Officers, on behalf of the Company, shall be authorized:

(a)	to execute and deliver all affidavits, agreements, certificates, contracts, deeds, indentures, notices, undertakings, conveyances or other documents required in the course of its operations including, without restricting the generality of the foregoing, documents evidencing any assignment, charge, co-ownership of immoveable, conveyance, deposit, exchange, habitation, hypothec, insurance, lease, lien, loan, mortgage, partnership, pledge, privilege, purchase, registration of real rights, retrocession, sale, suretyship, usufruct or other like documents;

(b)	to secure any loans or other sums owed by way of mortgage, hypothec, lien or other charges upon property, real or personal, moveable or immovable;

(c)	to acquire, convey, dispose or sell, in whole or in part, by way of public or private sale, by auction or otherwise, of said property so mortgaged, hypothecated or otherwise given as security;

(d)	to grant easements, encumbrances, servitudes, rights of way and other charges and liens upon immovable or real property;

(e)	to grant partial or total acquittances, discharges, mainlevées and releases, with or without consideration, of charges, hypothecs, liens, mortgages, pledges, privileges and of any effect of a giving-in-payment clause or of a resolutory clause;

(f)	to execute and deliver all agreements, contracts, deeds or other documents pertaining to the administration, the custody or the transfer of bonds, certificates of deposits, debentures, notes, options, shares, warrants or like securities and to receive funds and invest same in said instruments; and

(g)	to accept, convey, issue, purchase, receive, sell, subscribe for or transfer bonds, certificates of deposits, debentures, notes, options, shares, warrants or like securities.

The Signing Officers are authorized to exercise all powers, responsibilities and rights and to execute all obligations required under the terms of any affidavit, agreement, certificate, contract, deed, indenture, notice or other empowering document in the course of the Company’s operations and generally to do all such things as are necessary and useful to the fulfillment of the above objects, subject to any limitations imposed by law, in order to give full effect and purpose to the foregoing.

4.	THAT the authorization contained herein does not include contracts and agreements for the purchase of goods and services by the Company for its own use which are excluded from the operation of this authorization.

5.	THAT any one Signing Officer from Classes A, B or C, or any combination thereof, may sign and counter-sign bonds, debentures, stock certificates and other securities on behalf of the Company, when it acts as trustee, transfer agent and/or registrar.

6.	THAT any Signing Officer may affix the corporate seal to any instrument requiring same.

7.	THAT any officer holding a dual position shall sign only once.

DATED at Toronto, Ontario, as of the 27th day of November, 2019.

CERTIFIED TRUE COPY

I, Kelly Wood, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that this copy of the Resolution Regarding Execution of Documents and Countersignatures for Computershare Trust Company of Canada is a true copy of the original which was passed by the Board of Directors on November 27, 2019 and is of full force and effect as of the date hereof.

Certified at______________________on this___________day of_____________________, 2020.

Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

AUTHORIZED SIGNATURES

I, Kelly Wood, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that each of the above named persons holds the office set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true exact copy of the signature of such person.

Certified at Toronto on this                          day of                               , 2020.

Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

AUTHORIZED SIGNATURES

I, Kelly Wood, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that each of the above named persons holds the office set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true exact copy of the signature of such person.

Certified at Toronto on this                          day of                               , 2020.

Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

AUTHORIZED SIGNATURES

I, Kelly Wood, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that each of the above named persons holds the office set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true exact copy of the signature of such person.

Certified at Toronto on this                          day of                               , 2020.

Assistant Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA

AUTHORIZED SIGNATURES

I, Kelly Wood, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that each of the above named persons holds the office set out beside his or her name and that the facsimile signature appearing with the name of each such person is a true exact copy of the signature of such person.

Certified at Toronto on this                          day of                               , 2020.

Assistant Secretary

Consolidated Statement of Comprehensive Income	Page 1 of 3

Computershare Trust Company of Canada

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year to date: End of Q1 - 2020

(in thousands of dollars)

Interest and dividends income
Deposits with regulated financial institutions	461
Securities issued or guaranteed by Government of Canada, provinces, municipal or school
Other Securities
Loans
Non-mortgage loans
Individuals for non-business purposes
Others
Mortgages
Residential
Non-residential	0
Interest income on impaired loans
Other	28,524
Total interest income	28,985
Interest expense
Demand and notice deposits
Fixed term deposits
Subordinated debt	0
Other	15,870
Total interest expense	15,870
Net interest income	13,115
Charge for impairment	127
Net interest income after charge for impairment	12,988
Trading Income	0
Gains (Losses) on instruments held for other than trading purposes	0
Other Income
Service charges on retail and commercial deposit accounts
Credit and debit card service fees	0
Mortgage, standby, commitment and other loan fees
Acceptance, guarantees and letter of credit fees
Investment management and custodial services	26,989
Mutual(investment) fund, underwriting on new issues and securities commissions and fees
Foreign exchange revenue other than trading	0
Insurance related non-interest income (net)
Other
Total non-interest income	26,989
Net interest and other income	39,977

Non-interest expenses
Salaries, pensions and other staff benefits	10,462
Premises and equipment
Rental of real estate, premises, furniture & fixtures	1,318
Computers & equipment	846
Other expenses
Advertising, public relations & business development	161
Office and general expenses	1,001
Capital and business taxes	101
Professional fees	697
Other	9,314
Total non-interest expenses	23,900
Net income before provision for income taxes	16,077
Provision for income taxes
Current	4,323
Deferred	0
Net income before discontinued operations	11,754
Discontinued operations	0
Net income attributable to equity holders and non-controlling interests	11,754
Net income attributable to non-controlling interests	0
Net income attributable to equity holders	11,754

Consolidated Statement of Comprehensive Income	Page 2 of 3

SCHEDULE 1 - Comprehensive income (loss), attributable to equity holders and non-controlling interests, net of taxes

Net income attributable to equity holders and non-controlling interests	11,754
Other Comprehensive Income (loss)
Items that may be reclassified subsequently to net income:
Securities classified as fair value through other comprehensive income
Change in unrealized gains and losses
Equities (IAS 39)	0
Debt	0
Loans	0
Reclassification of (gains)/losses to net income	0
Derivatives designed as cash flow hedges
Change in unrealized gains and losses	0
Reclassification of (gains)/losses to net income	0
Foreign currency translation
Change in unrealized gains and losses	0
Impact of hedging	0
Share of other comprehensive income (loss) of associates and joint ventures	0
Other	0
Subtotal of items that may be reclassified subsequently to net income	0
Items that will not be reclassified to net income:
Change in investments in equity instruments designated at FVOCI (IFRS 9)	0
Remeasurements of defined benefit plans	0
Other	0
Subtotal of items that will not be reclassified to net income
Total other comprehensive income (loss)	0
Total comprehensive income (loss)	11,754
Attributable to:
Equity holders of the bank	11,754
Non-controlling interests	0

Consolidated Statement of Comprehensive Income	Page 3 of 3

SCHEDULE 2 - Accumulated other comprehensive income (loss), attributable to equity holders, net of taxes

Accumulated gains (losses) on:
Items that may be reclassified subsequently to net income:
Securities classified as fair value through other comprehensive income
Equities (IAS 39)	0
Debt	0
Loans	0
Derivatives designed as cashflow hedges	0
Foreign currency translation, net of hedging activities	0
Share of other comprehensive income (loss) of associates and joint ventures	0
Other	0
Subtotal of items that may be reclassified subsequently to net income	0
Items that will not be reclassified to net income:
Other
Subtotal of items that will not be reclassified to net income	0
Total	0

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-X

Appointment of Agent For Service of Process
And Undertaking

A. Name of issuer or person filing (the "Filer"):	COMPUTERSHARE TRUST COMPANY OF CANADA

B. (1)   This is [check one]:

☒   an original filing for the Filer

☐   an amended filing for the Filer

(2) Check the following box if you are filing the Form F-X in paper in accordance with Regulation S-T rule 101(b)(9) ❑

C. Identify the filing in conjunction with which this form is being filed:

Name of Registrant:	Atlantic Power Corporation

Form Type:	S-3

File Number (if known):	333-

Filed by:	Computershare Trust Company of Canada

Date Filed (if filed concurrently, so indicate):	July 22, 2020

D. Filer is incorporated or organized under the laws of Canada and has its principal place of business at Computershare Trust Company of Canada, 100 University Ave. 11th Floor, Toronto, Ontario M5J 2Y1, Attention: Manager, Corporate Trust (Tel: 416 263-9200; Fax: 416 981-9777).

E. The Filer designates and appoints Computershare Trust Company, N.A. (the "Agent"), located at Computershare Trust Company, N.A., 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129 (telephone: (781) 856-7020), as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

(a)  any investigation or administrative proceeding conducted by the Commission; and

(b)  any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F. The Filer stipulates and agrees in connection with its status as trustee with respect to securities registered on the Form F-10 to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time during which the securities subject to the indenture remain outstanding.

The Filer further undertakes to advise the Commission promptly of any change to the Agent's name or address during the applicable period by amendment of this form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

G. Not applicable.

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereto duly authorized, in Toronto, Canada on this 31st day of July, 2020.

Filer:	COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name: Yana Nedyalkova
Title: Corporate Trust Officer

By:
Name: Robert Morrison
Title: Corporate Trust Officer

This statement has been signed by the following person in the capacity and on the date indicated:

COMPUTERSHARE TRUST COMPANY, N.A.

as agent for service of process

By:
Name: Jerry Urbanek
Title: Trust Officer

Dated: 31 July, 2020